UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2015

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in the Company’s most recently filed Annual Report on Form 10-K and in its Quarterly Reports on Form 10-Q and other periodic filings. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Explanatory Note

On April 11, 2015, Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”), and Safety-Kleen, Inc., a Delaware corporation (the “Buyer”), completed the disposition of the Company’s industrial solutions business (the “TFI Disposition”) for an aggregate purchase price of $85.0 million (the “Purchase Price”), subject to customary working capital adjustments, as contemplated by the previously disclosed Stock Purchase Agreement dated February 3, 2015 (as amended, the “Purchase Agreement”), by and among the Company, Heckmann Environmental Services, Inc. (“HESI”), Thermo Fluids Inc. (“TFI”) and the Buyer.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the closing of the TFI Disposition, the Company entered into a Second Amendment, Consent and Release to Amended and Restated Credit Agreement (the “ABL Facility Amendment”), dated April 13, 2015, by and among the Company, Wells Fargo Bank, National Association, as agent (the “Agent”), and the lenders named therein (the “Lenders”), which amends the Company’s Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, the “ABL Facility”).

Under the ABL Facility Amendment, TFI and HESI were released from all obligations under the ABL Facility and all of the Agent’s liens on the assets and equity interest of HESI and TFI were released.

In addition, the ABL Facility Amendment reduced the maximum revolver availability from $245.0 million to $195.0 million and removed the accordion feature. Pricing of the ABL Facility remained the same other than corresponding changes reflecting the reduction of maximum revolver availability. The ABL Facility Amendment also reflects an updated appraisal for machinery and equipment that is used in the borrowing base formula. In addition, the borrowing base formula established a temporary reserve in the amount of $20.2 million that will be in effect only until the Company completes the semi-annual interest payment on the Company’s 9.875% Senior Notes (the “Senior Notes”) to be paid on April 15, 2015. As of the effective date of the ABL Facility

Amendment, and after giving effect to the repayment of borrowings under the ABL Facility with proceeds from the TFI Disposition, the Company’s outstanding balance under the ABL Facility was approximately $101.8 million and the borrowing base would support additional borrowings of up to approximately $62.5 million, subject to normal reserve requirements, including outstanding letters of credit and the temporary $20.2 million interest payment reserve described above. The Company had cash on hand of approximately $37.0 million on the effective date of the ABL Amendment and intends to use available cash to fund the April 15, 2015 interest payment on the Senior Notes.

The foregoing description of the ABL Facility Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the ABL Facility Amendment, and such description is qualified in its entirety by reference to the full text of the ABL Facility Amendment, a copy of which is attached hereto as Exhibit 10.1. On April 13, 2015, the Company also entered into a corresponding amendment to the Amended and Restated Guaranty and Security Agreement dated February 3, 2014, which amendment is attached hereto as Exhibit 10.2.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 11, 2015, the Company and the Buyer completed the TFI Disposition as contemplated by the previously disclosed Purchase Agreement by and among the Company, HESI, TFI and the Buyer.

The Company applied 100% of the net proceeds received on the closing date of the TFI Disposition to reduce the outstanding balance under the ABL Facility. Pursuant to the Purchase Agreement, $4.25 million of the Purchase Price was deposited into an escrow account to satisfy the Company’s indemnification obligations under the Purchase Agreement. Any remaining balance in the escrow account will be released to the Company eighteen (18) months following the closing date. Pursuant to the Purchase Agreement, the Purchase Price paid at closing was adjusted pursuant to an estimated working capital adjustment, which is subject to post-closing reconciliation, to reflect TFI’s actual working capital (calculated in accordance with the Purchase Agreement) on the closing date. After giving effect to the indemnity escrow, the estimated working capital adjustment and the payment of transaction fees and other expenses, the amount of net cash proceeds received by the Company on the closing date was approximately $74.6 million. The post-closing working capital reconciliation may result in an increase or decrease in the Company’s final net cash proceeds.

The foregoing description of the Purchase Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 4, 2015, and the full text of Amendment No. 1 to Stock Purchase Agreement, dated March 25, 2015, which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On April 14, 2015, the Company issued a press release announcing that it had completed the TFI Disposition. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pro forma financial statements are not included in this Current Report on Form 8-K as the assets, liabilities and results of operations of the Company’s industrial solutions business have been presented as held for sale and discontinued operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 16, 2015. Accordingly, there are no pro forma effects on the Company’s historical income from continuing operations, as previously reported, as a result of the consummation of the TFI Disposition.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment, Consent and Release to Amended and Restated Credit Agreement dated April 13, 2015, by and among the Company, the Agent and the Lenders.

10.2	First Amendment to Amended and Restated Guaranty and Security Agreement dated April 13, 2015, by and among the Company, certain subsidiaries of the Company named therein, as grantors, and the Agent.

99.1	Press Release, dated April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: April 14, 2015	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment, Consent and Release to Amended and Restated Credit Agreement dated April 13, 2015, by and among the Company, the Agent and the Lenders.

10.2	First Amendment to Amended and Restated Guaranty and Security Agreement dated April 13, 2015, by and among the Company, certain subsidiaries of the Company named therein, as grantors, and the Agent.

99.1	Press Release, dated April 14, 2015.